PRICING SUPPLEMENT NO. 139                                       Rule 424(b)(3)
DATED: July 20, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:          Floating Rate Notes        Book Entry Notes
$100,000,000               [x]                        [x]

Original Issue Date:       Fixed Rate Notes           Certificated Notes
July 23, 1998              [_]                        [_]


Maturity Date:             CUSIP#: 073928 EB 5
July 23, 2001

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:



                                                 Optional          Optional
                         Redemption              Repayment         Repayment
Redeemable On            Price(s)                Date(s)           Price(s)
-------------            --------                -------           --------

N/A                      N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                           Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                  Minimum Interest Rate: N/A

[_]     Federal Funds Rate                     Interest Reset Date(s): *

[_]     Treasury Rate                          Interest Reset Period: Monthly

[_]     LIBOR Reuters                          Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                             Interest Payment Period: Monthly


[_]     CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month




NYFS04...:\25\22625\0122\2041\SUP5298P.46U

 Spread (plus or minus): +0.15%
-------------------------------

*     The 23rd of each month.

**    The 23rd of each month.

*** The one-month LIBOR rate on July 21, 1998 plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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